EXHIBIT 23.1

          CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in the Form 10-SB Registration Statement, of Internet Capital Ventures & Assoc, Inc. our report as of and for the period ended July 31, 2000 dated August 30, 2000 relating to the financial statements of Internet Capital Ventures & Assoc., Inc. which appears in such Form 10-SB.

                                  STAN J.H. LEE, CPAs
                                  Certified Public Accountants

Princeton, New Jersey
September 5, 2000